UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2013

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On February 21, 2013, the Board of Directors of American Express Company (the “Company”) elected Anne Lauvergeon and Samuel J. Palmisano as directors of the Company, effective March 1, 2013.  Copies of the press releases announcing the election of Ms. Lauvergeon and Mr. Palmisano are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Both Ms. Lauvergeon and Mr. Palmisano are affiliated with a number of companies with whom the Company had entered into ordinary course business relationships prior to their election as directors of the Company and with whom the Company may enter into additional ordinary course relationships from time to time, including ordinary course merchant relationships pursuant to which these companies accept the Company’s charge and credit card products and pay the Company fees when their customers use these cards. From time to time, the Company may enter joint marketing or other relationships with one or more of these companies in the ordinary course that encourage their customers to apply for and use the Company’s cards. The Company may also provide ordinary course Corporate Card or travel services to some of these companies for which these companies pay fees to the Company. The Company may engage in other commercial transactions with these companies and pay or receive fees in those transactions.

Exhibit       Description
99.1	Press Release dated February 21, 2013, regarding the election of Anne Lauvergeon to the Company’s Board of Directors.
99.2	Press Release dated February 21, 2013, regarding the election of Samuel J. Palmisano to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  February 21, 2013

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 21, 2013, regarding the election of Anne Lauvergeon to the Company’s Board of Directors.
99.2	Press Release dated February 21, 2013, regarding the election of Samuel J. Palmisano to the Company’s Board of Directors.